Exhibit 10.1

CONSTRUCTION LOAN AGREEMENT

This Agreement is made on the date stated below among the Borrower and Lender who are identified below.  This Agreement relates to the manner of disbursement of the loan proceeds from the Note described below to or for the benefit of Borrower and for the construction of the Improvements on the Property described below.  The Note is secured by a first and superior Deed of Trust lien on the Property.

BORROWER:	WILSON FAMILY COMMUNITIES, INC.

LENDER:	LNZCO, LLC

NOTE:	Promissory Note dated even date herewith, executed by Borrower payable to Lender in the principal amount of $[_______]

PROPERTY:	[Insert lot description]

IMPROVEMENTS/
BUDGET:	Construction of a single family residence [insert Plan] in accordance with the Budget described on Exhibit A attached hereto and made a part hereof.

COMMENCEMENT
DATE:	Immediately after execution.

COMPLETION
DATE:	On or before 270 days after the date hereof.

1.             Agreement to Loan.  Lender shall make a loan (the "Loan") to Borrower in the amount stated above to be used for (i) $[______] for refinancing a portion of the purchase price of the Property and (ii) the remainder toward costs of labor performed and materials furnished (collectively called the "Work") pursuant to this agreement. The amount loaned will not exceed 65% of the anticipated sales price of the improved property.

2.             Conditions for Initial Advance.  Prior to, or at the time of the initial advance of the proceeds of the Loan to Borrower, Lender shall be in receipt of the following:

a. This Agreement;

b. Note executed by Borrower and payable to the order of Lender;

c. Deed of Trust covering the Property and all Improvements constructed or to be constructed thereon (collectively called the "Improvements") and securing the obligations of borrower hereunder, together with all documents executed in connection with the Loan as may be required by Lender;

d. A Mortgagee's Policy of Title Insurance, or Interim Construction Binder if acceptable to Lender, insuring that the lien created by the Deed of Trust constitutes a valid lien on the Improvements and has the dignity and priority required by the Lender;

e. Proof of payment of premiums for insurance policies for (i) public liability insurance and Worker's Compensation insurance for Borrowers; (ii) hazard insurance (builder's risk) providing all risk coverage on the Improvements, including material stored on the Property or elsewhere; and (iii) flood insurance, if applicable; all policies with standard mortgage clauses attached in favor of Lender which shall provide that such insurance may not be canceled without thirty (30) days prior written notice to Lender;

f. Evidence that the plans and specifications for the construction of the Improvements and the actual construction thereof have been met and are meeting the approval of the appropriate subdivision planning committee, if any, and comply with the requirements of any restrictions and zoning ordinances applying to the Property;

g. Satisfactory survey of the Property, with such certificate thereon as Lender may reasonably require; and

h. Proof that Borrower has expended on the improvements, for and up to the amounts budgeted therefore, the amount of the budget in excess of the loan amount.

i. Borrower, at Borrower's expense, shall provide Lender any inspections Lender desires in connection with the improvements and/or property condition, from such parties as Lender shall require.

j. Proof acceptable to Lender that the amount funded by Lender never exceeds 65% of the lesser of the fair market value of the Property as of the date of such funding (as determined by Lender, or the costs of the property and improvements through the date of each such advance.

k. Full compliance with and funding under all other loans and agreements between Borrower and Lender whether or not related to this loan or this Property.

l. Such other documents as may be required by Lender.

3.             Free of Liens.  Borrower agrees to complete the actual construction of the Improvements free of liens or rights of liens of mechanics, materialmen, laborers, or any governmental agencies, in accordance with the agreed upon plans and specifications, and agrees that no materials, fixtures, or any other part of such Improvements shall be purchased or installed under conditional sales agreements or under any other arrangements wherein the right is reserved or accrues to anyone to remove or to repossess any such items, or to consider them as personal property.  In the event that any materials, fixtures, or any other part of the Improvements shall have been accomplished, purchased, or installed under conditional sales agreements, or under any other arrangement prior to the date hereof, Borrower shall furnish waivers in recordable form deemed sufficient by Lender waiving any rights reserved or accrued to anyone, or shall furnish a bond deemed sufficient by Lender to assure the priority of the Lender's lien upon the Improvements.

4.             First Advance/Progress Payments.  A portion of the proceeds of the Loan will be advanced to refinance a portion of the purchase price for the Property. The remaining sums will be advanced only for Work done preceding the date of request as required by Lender, but only after Borrower has expended sums under the budget in excess of the loan amount.  Written application for each advance, in form approved by Lender, shall be filed a reasonable time before the date upon which an advance is desired, certified to by the architect, if any, and (if required by Lender) approved by Lender's inspector, and shall contain such information as Lender may request.  The amount of each advance of the Loan shall be the amount which has actually been incurred for labor and materials (but in no event in excess of the amount allocated thereto on the Budget), as approved by Lender, less amounts for which sums have previously been advanced and less ten percent (10%) (the "Retainage") if required by Lender, and such amount shall be advanced under the Loan on behalf of Borrower. Except as provided herein, all advances shall be evidenced by (a) a check issued jointly to Borrower and any contractor or supplier, or (b) a deposit to an account established for that purpose, at Lender's option. Borrower, at Borrower's expense, shall provide Lender any inspections Lender desires in connection with the improvements and/or property condition, from such parties as Lender shall require.

a. Condition Precedent.  As a condition precedent to each disbursement of the loan proceeds, Borrower shall furnish or cause to be furnished to Lender the following documents covering each disbursement as required by Lender:

1. A certificate executed by Borrower that he is not in default under any of the loan documents and that all representations and warranties of Borrower contained in any such loan documents remain accurate, true and correct;

2. Evidence satisfactory to Lender that the remaining undisbursed funds are sufficient to complete construction of the premises;

3. A summary of amounts actually spent from previous advances;

4. Executed lien waivers in recordable form, deemed sufficient by Lender, signed by the general contractor and all subcontractors as provided below;

5. Certificates from Borrower of acceptance of the improvements for which a draw is made;

6. Borrower, at Borrower's expense, shall provide Lender any inspections Lender desires in connection with the improvements and/or property condition, from such parties as Lender shall require;

7. Borrower shall provide Lender (i) proof that the house being constructed contains square feet of liveable space acceptable to Lender, (ii) proof that the cost of construction does not exceed a per square feet cost acceptable to Lender, and (iii) proof that Borrower has paid or contributed any sums necessary in excess of the loan funds available; and

8. Such other items as Lender shall reasonably require.

b. Disbursements.  Disbursements will be made by Lender in accordance with the schedule hereinabove set forth, subject, however, to the condition that no advance shall be made unless at the time of such advance all work previously done has been done in good and workmanlike manner.  If requested by Lender, affidavits or other evidence shall be furnished establishing to Lender's satisfaction that the undisbursed loan money is sufficient to complete the building, free and clear of all liens and encumbrances, and to pay all costs and expenses in connection with the making of the Loan.  Lender may at its option require as a condition precedent to the making of the first disbursement any or all of the following:

1.Satisfactory survey showing the location of the improvements thereon;

2.Partial or full compliance with the requirements and with the contingencies heretofore and hereinafter made with regard to the construction in the amount to be disbursed; and

3.A satisfactory showing (including affidavits, lien waivers or receipts if requested by Lender) of the payment of all bills for labor performed and material furnished in the construction of the Improvements up to the time of demand for such payment.

c. No Default.  Each request for an advance shall be deemed a representation and warranty by Borrower to Lender that, as of the date of such request, no default exists in the terms of this Agreement.  Anything to the contrary notwithstanding, Lender may in any event withhold payment of any advance until it has been furnished with satisfactory evidence that all bills for labor and material have been paid or, in lieu thereof (at Lender's sole option), it has been provided with lien waivers or bonds deemed sufficient by Lender.  Lender shall have no obligation to require or obtain lien waivers or receipts, and even if it requires presentation to it of lien waivers or receipts, it shall have no responsibility for the validity thereof or for the correctness of the amount thereof.  Lender shall have no obligation to see that the advances made by it are actually used to pay for labor and materials furnished and used in the construction of the Improvements.  Borrower understands that these are Borrower's responsibilities, and Borrower assumes all risks in connection therewith.

d. Limitations on Advances.  Lender reserves the right, at any time when Lender shall in its sole judgment and discretion deem it necessary or desirable, to limit a part or all of any or all advances to those amounts necessary to pay the costs incurred or to be incurred in the actual development or construction of the Improvements and to exclude from any or all advances those amounts which, in Lender's sole judgment and discretion, are merely incidental to the development or construction of the Improvements or are excessive or not properly documented.

e. Plans and Specifications.  The Borrower shall furnish to Lender from time to time, as and when reasonably required by Lender, evidence reasonably satisfactory to Lender that the Borrower has or can obtain all necessary material as and when required for the completion of the construction in accordance with the plans and specifications.  The Lender shall be the sole judge of the sufficiency of such evidence and the furnishing thereof acceptable to lender shall be a condition precedent to the making of any disbursement on the loan by Lender.  If at any time preceding or during the disbursements of this loan it appears that the net proceeds remaining undisbursed of the Loan amount will be insufficient to complete the Improvements on the Property, in accordance with plans and specifications, and to pay all labor, materials and costs, the Borrower shall, upon demand, deposit with Lender additional money which shall, when added to the undisbursed portion of such amount, be sufficient to complete and pay for Improvements, costs and expenses in connection with the Property and the Improvements thereon.  The amount so deposited shall be disbursed by Lender for and in connection with the construction at Lender's discretion.

f. Payments to Subcontractors.  Lender may, at its discretion, make payments for the cost of construction of the Improvements directly to any contractor, subcontractor, materialman, or to any vender of fixtures and equipment.  Borrower shall have no right of offset, counterclaim or defense against Lender for any such payments.

5.             Construction.  Construction on the Property herein described is to be commenced according to a schedule mutually agreeable to the parties hereto and completed according to the approved plans and specifications on or before the completion date stated above, free and clear of any claim for labor or material in connection therewith and without violating or breaching any covenants, conditions or restriction of record, or any building or zoning ordinances of the city or county in which the premises are situated, and without encroaching upon any other property, easements, or rights.  Extras or changes in plans and specifications are to be first approved by Lender in writing and, if required by Lender, an additional sum shall be deposited with Lender which will in its opinion amply cover costs thereof.  All fixtures and/or chattels used in completing the construction and installed for use therein shall constitute and become a part of the realty and to be paid for in full and not purchased under lease, chattel mortgage or conditional sales contract.  The Lender may, but is not obligated to, apply for and obtain a renewal and extension of a Permanent Loan Commitment and Borrower agrees to reimburse Lender for fees, if any, paid to the permanent Lender for such renewal.

6.             Cessation of Work.  In the event of abandonment or cessation of work on any improvement contemplated hereby for more than ten (10) days, or failure to complete in accordance herewith, Lender may, at its option, enter into possession of the premises and perform and cause to be performed and furnish any work and materials it deems necessary or desirable for the completion of the Improvements and their protection, substantially according to the plans and specifications, and to this end do any act and enter into any contract it deems desirable for such purposes.  Any and all costs incurred by Lender for the completion and protection of said Improvements shall be paid from the proceeds of the Loan and as disbursement thereof, and shall be secured under the terms and provisions of the security instrument.  In any such event or in the event of failure of the Borrower to comply with, or cause to be complied with, the conditions and the provisions of this commitment for the advancement of the Loan, Lender may, at its option, apply undisbursed sums of any portion thereof on the principal amount of the Loan.  Such application shall not constitute a waiver of any, or operate to cure any default that may then or thereafter exist under the terms of the Note and security instrument, nor shall any such sums be deemed to be applied on current or accruing payments thereof.  In any such event, Lender may, at its sole option, disburse any portion of the proceeds of the Loan.  The occurrence of any of the foregoing events shall, in addition to any other rights or remedies accruing to Lender, constitute an event of default under the security instrument and the entire Loan shall thereupon become due and payable at the election of Lender.

7.             Payment of Assessments.  All assessments or installments now due and payable, all current and prior general taxes, and any other tax, assessment or charge if required to be paid by the Borrower, shall be paid in full before any disbursement is made.

8.             Final Payment.  Any Retainage and "holdbacks" shall be payable upon the expiration of thirty-one (31) days from the date of final completion of the Improvements and acceptance by Lender and by any financial institution providing for the permanent financing of the Improvements, if any; provided, however, that the Improvements shall not be considered complete unless and until all the work requiring inspection by any homeowners association or similar entity, or municipal or other governmental authorities having jurisdiction, has been duly inspected and approved by such entities or authorities as have been duly issued; and provided further, that Lender may withhold approval of final payment until evidence satisfactory to Lender shall have been presented to Lender showing payment in full of all obligations incurred in connection with construction and completion of the Improvements.

9.             Payments to Borrower.  Borrower shall be entitled to no sums for his labor or profit on any of the property until completion of Improvements thereon and until all bills for labor and materials are paid and all interest and attorney's fees, if any, have been paid.  In the event Lender exercises any rights or takes any action under the foregoing Paragraph 6, Lender shall have no liability to the Borrower, and the Borrower hereby waives any lien right for its services in such event.

10.           Limitations of Lender's Liability.  Lender has no liability, obligation or responsibility whatsoever with respect to the Work related to the construction of the Improvements except to advance the proceeds of the Loan as herein agreed.  Lender is not obligated to inspect the Improvements or the construction thereof, nor is Lender liable for the performance or default of any contractor or subcontractor, or for any failure to construct, complete, protect or insure the Improvements, or for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of Borrower to any such parties; and nothing, including, without limitation, any disbursement hereunder or the deposit or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, on Lender's part.  Borrower agrees that Lender has a valid lien and security interest for all sums advanced under the Loan, irrespective of a default by any contractor or for his failure to complete or perform all Work required. Borrower shall have no right of offset, counterclaim or defense against Lender for payment of any indebtedness owing which Lender has advanced payment for under the Loan because of any claim Borrower may have against any contractor.  The obligation arising under any contract between any contractor and Borrower is separate and independent of any obligation arising hereunder among the undersigned.

11.           Right of Inspection.  Lender shall have the right, but not the obligation, at any time and from time to time during construction of the Improvements to inspect the progress of the Work.  If the Work is not being done in accordance with the plans and specifications, Lender shall have the right to require compliance therewith and the remedying of all defects and shall also have the right to withhold all advances under the Loan until the Work complies with the plans and specifications, and if the Work does not so comply within ten (10) days after notice by Lender, such failure shall constitute a default under the Loan.  By inspecting the Work, Lender assumes no responsibility to Borrower, any contractor, or any permanent lender for any defective material or work in the Improvements.  Borrower agrees that the inspection is for the sole purpose of protecting the security of Lender, and that such inspection is not to be construed as a representation by it that Lender is in any way responsible for determining strict or substantial compliance with the plans and specifications, or that the construction shall be free from faulty material or workmanship.  Lender assumes no responsibility for the completion of the Improvements according to the plans and specifications; provided, however, if the Improvements fail for any reason to be completed pursuant to this Agreement, Lender shall have the right, but not the obligation, to complete the Improvements.  Lender shall have the right to use such funds which Lender may find necessary to advance, to complete, or partially to complete the Improvements, to pay amounts necessary to obtain the release of any liens, as may be necessary, in its discretion, to protect its security in the Improvements, and all money so used shall be secured by the liens and security interests granted.

12.           No Work Commenced.  Borrower, as an inducement to Lender to make the Loan, represents and warrants to Lender that no material has been furnished, labor performed, or improvements, erections, or repairs made upon the Property as of the date hereof; that no material or equipment has been delivered to the Property; and that no construction contract has been executed and recorded on any of the Improvements contemplated to be constructed on the Property, all as of the date hereof.  Borrower agrees that no material shall be furnished, labor performed, or improvements, erections, or repairs made until after the Deed of Trust has been fully executed by the parties thereto and recorded in the office of the County Clerk in the county where the Property is located.  Borrower shall make no amendments or modifications to the plans and specifications without the prior written consent of Lender.

13.           Costs of Closing.  Costs of closing of the Loan shall be paid by the Borrower including, but not limited to, fees for renewing and extending the commitment from time to time as Lender may require, attorneys' fees, escrow fees, if any, recording charges and other expenses incident to the making of the Loan, including any payment due under the terms of the security instrument.  The Lender shall have the right and option to pay any such sums from the Loan funds and any such payment shall be deemed a disbursement of the Loan to the extent thereof.

14.           Further Assurances.  During the term of the aforementioned Note the Borrower agrees to provide such affidavit, title certificate or other evidence, if, as and when required by Lender which will evidence to the satisfaction of Lender of the existence and continuance of the security instrument as a first and valid lien on the premises for the amount to be disbursed and that the title record does not disclose the existence of any conditions contrary to the conditions on which this Loan is made.

15.           Assignment of Construction Contract.  As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's rights and interest, but not its obligations, in, under, and to all Contracts for the construction of any part of the Improvements. Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligation under the Construction Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder. Borrower indemnifies and holds Lender harmless against and from any loss, cost, liability, or expense (including, but not limited to, attorneys' fees and expenses) resulting from any failure of Borrower to so perform. Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Construction Contract or to protect the rights of Borrower or Lender thereunder.  Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to hold Lender free and harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys' fees and expenses) incurred in connection with any such action. Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's name or in Lender's name, to enforce all rights of Borrower under any Construction Contract.

16.           Assignment of Plans.  As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's right, title, and interest in and to any and all plans and specifications, and agreements in connection therewith, regarding the Property and/or Improvements. Lender may use the Plans for any purpose relating to the Improvements, including but not limited to inspections of construction and the completion of the Improvements. Lender's acceptance of this assignment shall not constitute approval of the Plans by Lender.  Lender has no liability or obligation whatsoever in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans.  Lender has no duty to inspect the Improvements, and, if Lender should inspect the Improvements, Lender shall have no liability or obligation to Borrower arising out of such inspection.  No such inspection nor any failure by Lender to make objections after any such inspection shall constitute a representation by Lender that the Improvements are in accordance with the Plans or constitute a waiver of Lender's right thereafter to insist that the Improvements be constructed in accordance with the Plans.

17.           Miscellaneous.

a. Attorneys' Fees.  If any party should be required to engage an attorney to file suit for the enforcement or interpretation of this Agreement, the prevailing party(ies) shall be reimbursed by the non-prevailing party(ies) for expenses of litigation including reasonable attorneys' fees.

b. Governing Law.  This Agreement and the Construction Agreement shall be governed and constructed according to the laws of the State of Texas and shall both be performable in Travis County, Texas.  Borrower and the Contractor agree and consent to the jurisdiction of the District Courts of Travis County, Texas, and of the Untied States District Court for the Western District of Texas (Austin Division) and acknowledge that such courts shall constitute proper and convenient forums for the resolution of any actions with respect to the subject matter hereof and agree that such courts shall be the sole and exclusive forums for the resolution of any actions with respect to the subject matter hereof, unless there are mandatory venue liens in another county, in which case, Borrower and Contractor agree that such actions shall be brought in such county.

c. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

d. Assignment.  Lender reserves the right to assign any or all of its rights and obligations hereunder to any party.  Borrower may not assign any rights or obligations hereunder without the prior written consent of Lender.

e. Severability.  Every provision of this Agreement is intended to be severable.  If any terms or provisions of this Agreement or any of the above mentioned instrument or other documents called for or contemplated hereby, or any other understandings contemplated hereby or thereby, shall be invalid, illegal, or unenforceable for any reason whatsoever, the validity, legality, and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

f. Plural Reference.  All pronouns herein shall be considered singular or plural, and masculine, feminine, or neuter gender, as the case may be.

DATED:          ___________ ___, 2009.

BORROWER'S SIGNATURE:
WILSON FAMILY COMMUNITIES, INC.

BY:
NAME:
TITLE:

LENDER'S SIGNATURE:
LNZCO, LLC

BY:
NAME:
TITLE:

EXHIBIT A
BUDGET